SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                 -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                      (Date of earliest event reported):

                                December 10, 1998

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                               THERMO VOLTEK CORP.
             (Exact name of Registrant as specified in its charter)


Delaware                       1-10574                    13-1946800
(State or other               (Commission                (I.R.S. Employer
jurisdiction of                File Number)              Identification Number)
incorporation or
organization)


470 Wildwood Street
Woburn, Massachusetts                                         01888
(Address of principal executive offices)                     (Zip Code)


                                (781) 938-3786
                         (Registrant's telephone number
                              including area code)



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      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to the Registrant's Annual Report on Form 10-K for the year ended January 3, 1998. These include risks and uncertainties relating to: changing industry standards, technological change, availability of components, international operations, the Registrant's acquisition strategy, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On December 10, 1998, Thermo Electron Corporation ("Thermo Electron"), the Registrant's ultimate parent corporation, issued a press release regarding an update to the proposed corporate reorganization, announced on August 12, 1998, involving certain of Thermo Electron's subsidiaries, including the Registrant.

      The press release stated, among other things, that Thermedics Inc., the Registrant's parent corporation, will transfer its shares of the Registrant to Thermo Electron as part of an exchange for shares of Thermo Electron's wholly owned biomedical group, but that Thermo Electron will not then transfer such shares of the Registrant to Thermo Instrument Systems Inc., as had been announced on August 12.

      The completion of the transactions described above is subject to numerous conditions, including the establishment of prices and exchange ratios, confirmation of anticipated tax consequences, approval by the directors of Thermedics and Thermo Electron, negotiation and execution of definitive agreements, clearance by the Securities and Exchange Commission of any necessary documents in connection with the proposed transactions, and fairness opinions from investment banking firms on certain financial aspects of the transactions.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.


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                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 10th day of December, 1998.



                                    THERMO VOLTEK CORP.


                                    By: /s/  Kenneth J. Apicerno
                                             Kenneth J. Apicerno
                                             Treasurer